UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[X] Definitive additional materials.

[ ] Soliciting material pursuant to Section 240.14a-12

UAL Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

C 1234567890

IMPORTANT ANNUAL STOCKHOLDERS’ MEETING
INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

UAL Corporation Annual Meeting of Stockholders to be held on June 12, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and your admission ticket for the annual meeting are on the reverse side.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  The proxy statement and 2007 annual report are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/uaua to view the materials.
Step 2: Click on Cast your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you wish to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 2, 2008 to facilitate timely delivery.

COY

<STOCK#>	00WCYE

Stockholder Meeting Notice & Admission Ticket

2008 Annual Meeting Admission Ticket

Annual Meeting of Stockholders of UAL Corporation

Thursday, June 12, 2008

9:00 a.m., Pacific Time

Marriott Warner Center, Salon F

21850 Oxnard Street, Woodland Hills, CA 91367

Upon arrival, please present this admission ticket and valid picture identification at the registration desk.

You must present this ticket and valid picture identification to a UAL Corporation representative at the Marriott Warner Center to be admitted to the Annual Meeting.  Doors will open for registration at 8:00 a.m.

Please visit http://www.marriott.com/hotels/travel/laxwc-warner-center-marriott-woodland-hills for maps, directions to the Marriott Warner Center and parking information.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.     Election of Directors.

2.     Ratification of the Appointment of Independent Registered Public Accountants

3.     Approval of the 2008 Incentive Compensation Plan.

The Board of Directors recommends that you vote AGAINST the following proposals:

4.     Stockholder Proposal on Advisory Vote on Executive Compensation, if properly presented at the meeting

5.     Stockholder Proposal on Charitable Contributions Report, if properly presented at the meeting

PLEASE NOTE: THIS IS NOT A PROXY.  To vote your shares, you must access the proxy and annual meeting materials online at http://www.envisionreports.com/uaua.  Stockholders through the United 401(k) plans can also view the Notice to Plan Participants dated April 28, 2008 at this website.  Once you have accessed the proxy materials, you can vote your shares or direct the trustee as to shares held in the United 401(k) plans online or via telephone.  You can also request a set of proxy materials to receive a proxy card in the mail.  In addition, registered stockholders can vote in person at the Annual Meeting by presenting this ticket.  Participants in the 401(k) plans are not eligible to vote in person at the Annual Meeting.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

à

Internet – Go to www.envisionreports.com/uaua. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à

Telephone – Call Computershare free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

à

Email – Send email to investorvote@computershare.com with “Proxy Materials UAL Corporation” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 2, 2008.

00WCYE